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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                ----------------



                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) July 27, 2000
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                      Union Planters Mortgage Finance Corp.
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               (Exact name of registrant as specified in charter)


         Delaware                        333-35471               62-1712370
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  (State or other jurisdiction         (Commission            (IRS Employer
     of incorporation)                 File Number)     Identification No.)

             7130 Goodlett Farms Parkway, Cordova, Tennessee       38018
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           (Address of principal executive offices)        (Zip Code)

        Registrant's telephone number, including area code (901) 580-6000
                                                           --------------

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         (Former name or former address, if changed since last report.)


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Item 5.  Other Events.

         On February 27, 2000, the Registrant caused the issuance and sale of $127,282,880 aggregate initial principal amount of Mortgage Pass-Through Certificates, Series 2000-1 (the "Certificates") pursuant to the Series 2000-1 Pooling and Servicing Agreement, dated as of July 1, 2000 (the "Pooling and Servicing Agreement"), among the Registrant, Union Planters Bank, National Association, as Master Servicer and as Contract of Insurance Holder, and The Bank of New York, as Trustee, and the related Standard Terms to the Pooling and Servicing Agreement (May 1998 Edition) (the "Standard Terms"). The Certificates were issued in ten Classes with Pass-Through Rates and initial Certificate Principal Balances as set forth below:

                         INITIAL                                    FINAL
                       CERTIFICATE                                SCHEDULED
                        PRINCIPAL          PASS THROUGH         DISTRIBUTION
     DESIGNATION         BALANCE               RATE                DATE(4)
     -----------      -------------        ------------       -----------------
         A-1          $ 121,906,000           7.700%          December 25, 2024
         PO           $   2,001,684           0.000%          December 25, 2024
         B-1          $   1,145,000           7.700%          December 25, 2024
         B-2          $     318,207           7.700%          December 25, 2024
         B-3          $     318,207           7.700%          December 25, 2024
         B-4          $     318,207           7.700%          December 25, 2024
         B-5          $     318,207           7.700%          December 25, 2024
         B-6          $     957,268           7.700%          December 25, 2024
         X-1                       (1)             (2)        July 25, 2012
         R(3)         $         100                (3)        August 25, 2000

(1) The Class X-1 Certificates shall have no Certificate Principal Balance, and will bear interest based on its Notional
         Principal Amount.

(2) The Pass-Through Rate for the Class X-1 Certificates on each Distribution Date will be equal to the excess of (i) the Weighted Average Net Asset Rate, as of the first day of the related Collection Period, with respect to the Non-Discount Mortgage Loans over (ii) 7.700% per annum.

(3) The Class R Certificates shall represent the residual interest in the REMIC. The Class R Certificates shall have a Certificate Principal Balance of $100 (unless previously paid) and a Pass-Through Rate of 7.700% per annum.

(4) For purposes of Treasury Regulation ss.1.860G-1(a)(4), the latest possiblE maturity date of each Class of Certificates shall be the Final Scheduled Distribution Date.

         The Certificates evidence, in the aggregate, the entire beneficial ownership interest in UPMFC Trust 2000-1 (the "Trust"), which consists primarily of a pool of Mortgage Loans transferred to the Trust by the Registrant pursuant to the Pooling and Servicing Agreement. The Mortgage Loans were purchased by the Registrant in a privately-negotiated transaction with Union Planters Bank, National Association, a national banking association (the "Bank") pursuant to a Sales Agreement, dated as of July 1, 2000, between the Registrant and the Bank. An election will be made to the assets owned by the Trust as a "real estate mortgage investment conduit" (a "REMIC") under the Internal Revenue Code of 1986, as amended. The Certificates, except for the Class R Certificates, will be designated as the "regular interests" the REMIC. The Class R Certificates will be designated as the "residual interests" in the REMIC.

         The Class A-1 Certificates are collectively referred to herein as the "Offered Certificates." The Offered Certificates are senior to the Class B Certificates. The Offered Certificates, the Class PO Certificates, the Class X-1 Certificates and the Class R Certificates are senior to the Class B Certificates.


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         The Offered Certificates have been sold by the Registrant to Morgan
Stanley & Co. Incorporated (the "Underwriter") pursuant to an Underwriting Agreement dated July 19, 2000, among the Underwriter, the Registrant and the Bank. The Class X-1 Certificates have been transferred to the Bank, an affiliate of the Registrant. The Class B, Class PO and Class R Certificates have been transferred to Union Planters Corporation, a Tennessee corporation and an affiliate of the Registrant.

         Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement or, if not defined in the Pooling and Servicing Agreement, the meanings assigned to them in the Standard Terms.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits

4.1 Copy of the Series 2000-1 Pooling and Servicing Agreement, dated as of July 1, 2000, by and among the Registrant, Union Planters Bank, National Association, as Master Servicer and Contract of Insurance Holder, and The Bank of New York, as Trustee (related exhibits available upon request of the Master Servicer).


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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

July 27, 2000                        UNION PLANTERS MORTGAGE
                                     FINANCE CORP. (Registrant)


                                     By: /s/ Mark E. Mosteller
                                         ---------------------
                                     Name: Mark E. Mosteller
                                     Title: Vice President


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                                INDEX TO EXHIBITS

         4.1 Copy of the Series 2000-1 Pooling and Servicing Agreement, dated as of July 1, 2000, by and among the Registrant, Union Planters Bank, National Association, as Master Servicer and Contract of Insurance Holder, and The Bank of New York, as Trustee (related exhibits available upon request of the Master Servicer).


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